Exhibit (n)

Consent of Independent Registered Public Accounting Firm

To the Partners of

BNY Mellon-Alcentra Mezzanine III, L.P.:

We consent to the use of our audit report dated March 11, 2014 with respect to the financial statements of BNY Mellon-Alcentra Mezzanine III, L.P. as of December 31, 2013 and 2012 and for the years then ended, included in the Registration Statement on Form N-2 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in such registration statement.

/s/KPMG LLP

April 25, 2014